UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 8, 2004

CARE CONCEPTS I, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20958	86-0519152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 East McNab Road, Pompano Beach, Florida 33060

(Address of Principal Executive Office) (Zip Code)

954-786-8458

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

 (c)

Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated April 8, 2004.

Item 9.     Regulation FD Disclosure

On April 8, 2004, the Company issued a press release announcing it had entered into a Letter of Intent to acquire a controlling interest in Foster Sports, Inc. pursuant to certain conditions being met prior to closing, including but not limited to the execution of a definitive stock purchase agreement, and completion of due diligence. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARE CONCEPTS I, INC.

Date: April 11, 2004	By:	/s/ STEVE MARKLEY
Steve Markley Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
99.1	Press release dated April 8, 2004.